EXHIBIT 10.6

Agreement of Lease, made as of this 22nd day of September, 2021, between OUR TWO BUDDIES, LLC, TANJ PROPETIES, LLC, and VGM REALTY SERVICES, LLC, parties of the first part, hereinafter referred to as OWNER and COFFEE HOLDING CO., INC., party of the second part, hereinafter referred to as TENANT.

Witnesseth: Owner hereby leases to Tenant and Tenant herby hires from Owner FIVE GARAGES (known as Unites 6,7,8,9, and 10) located at the premises known as 3475-3476 Victory Boulevard, Staten Island, New York 10314 in the Borough of Staten Island, City of New York, for the term of provided in Article 37 (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st date of October, 2021 and to end on the 30th day of September, 2036, both dates inclusive, at an annual rental rate of provider for in Article 37 which tenant agrees to pay in lawful money of the Unites States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution of (unless this lease be a renewal).

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, herby covenant as follows:

Rent:	1.Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:	2. Tenant shall use and occupy demised premises for storage of personal property, merchandise, supplies, or other material owned by Tenant, and for no other purpose. Tenant shall at all times conduct its business in a high grade and reputable manner.

OUR TWO BUDDIES, LLC, TANJ PROPERTIES, LLC,

and VGM REALTY SERVICES, LLC

with

COFFEE HOLDING COMPANY, INC.

PREMISES: FIVE GARAGES LOCATED AT

3475-3479 Victory Boulevard, Staten Island, New York 10314

RIDER ATTACHED TO LEASE

AND MADE AP ART HEREOF

37. RENT: The rent from October 1, 2021 to September 30, 2022 is $170,436.00 per year shall be paid by the tenant to the Owner in lawful money of the United States of America in equal monthly installments in advance on the 1st day of each month during said term at the office of the Owner or at such other place as the Owner may designate, without any setoff or deduction whatsoever;

The rent for the remaining term is stated below shall be paid by the tenant to the Owner in lawful money of the United States of America in equal monthly installments in advance on the 1st day of each month during said term at the office of the Owner or at such other place as the Owner may designate, without any setoff or deduction whatsoever.

SECOND YEAR	= $ 175, 549.08 per year
THIRD YEAR	= $ 180,815.55 per year
FOURTH YEAR	= $ 186,240.01 per year
FIFTH YEAR	= $ 191,815.55 per year
SIXTH YEAR	= $ 199,500.08 per year
SEVENTH YEAR	= $ 207,480.00 per year
EIGHTH YEAR	= $ 215,779.00 per year
NINTH YEAR	= $ 224,410.00 per year
TENTH YEAR	= $ 233,386 .00 per year
ELEVENTH YEAR	= $ 245,055.00 per year
TWELFTH YEAR	= $ 257,307.00 per year
THIRTEENTH YEAR	= $ 270,172.00 per year
FOURTEENTH YEAR	= $ 283,680.00 per year
FIFTEENTH YEAR	= $ 297,864.00 per year

38. This lease shall be deemed and constituted to be a triple net lease and the Owner shall not be obligated to pay for any charges or obligations for the maintenance, repair, and/or replacement of anything at the demised employees, agents, visitors or licensees.

Estoppel Certificate:	35. Tenant, at any time, and from time to time upon at least ten (10) days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists and defaults by Owner under this lease, and, if so, specifying each such default.

Successors and Assigns:	36.The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	OUR TWO BUDDIES, LLC
TANJ PROPERTIES, LLC
VGM REALTY SERVICES, LLC

	By:	/s/ Steven Masseria
Steven Masseria

	By:	/s/ Joseph LaForte
Joseph LaForte

	By:	Gary Pennisi
Gary Pennisi

Witness for Tenant:	COFFEE HOLDING COMPANY, INC.

	By:	David Gordon
09-22-2021

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